Exhibit 10.24

Amendment n°1

to the Services Agreement

Between

Biophytis, Inc.

And

Biophytis SA

Reed Smith LLP

112, avenue Kléber 75782 Paris Cedex 16 - France

Téléphone : +33 (0)1 76 70 40 00 Fax:  +33 (0)1 76 70 41 19

www.reedsmith.com

THIS AMENDMENT AGREEMENT IS DATED 7 JUNE 2019:

BETWEEN

(1)         Biophytis, Inc., a Delaware State company (United States), with a capital of USD 1,000,whose registered office is located at c/o NGIN, 21O Broadway, Suite #201, Cambridge, MA 02139, United States, represented by Mr Stanislas Veillet, Managing Director, the “Service Provider”;

AND

(2)         Biophytis SA, a simplified joint stock company with a share capital of EUR 2,692,682.60, whose registered office is located at 14 avenue de l’Opera - 75001 Paris, registered in the Paris Trade and Companies Register (Registre du Commerce et des Sociétés) under number 492 002 225, represented by Mr Stanislas Veillet, Managing Director, the “Client”

The Service Provider and the Client are hereinafter collectively referred to as the “Parties” or individually as a “Party”.

WHEREAS:

(A)       On March 22nd 2019, the Parties have entered into a service agreement by which the Service Provider undertakes to assist the Client in several areas (the “Agreement”).

(B)       In the context of the Client’s internal reorganisation, the Parties have agreed to extend the scope of the Service Provider’s intervention in order to add new services, under the terms of this amendment (the “Amendment”).

AGREED TERMS :

1                                        DEFINITIONS — INTERPRETATION

For the purposes of this Amendment, capitalized terms and expressions shall have the meaning given to them in the Agreement, unless otherwise defined in this Amendment.

2                                        VARIATIONS OF THE AGREEMENT

2.1                              The Parties have agreed to replace the entire text of Schedule 1 of the Agreement with the text in Schedule 1 to the Amendment.

2.2                              The Parties agreed to replace paragraph 6.2 of the Agreement with the following sentence:

2.3                              “The Agreement shall be automatically terminated, without notice, in the event of loss of control (within the meaning of the provisions of Article L. 233-3 of the French Commercial Code) of the Service Provider by the Client.”

3                                        MISCELLANEOUS

3.1                              The Amendment shall come into force on the date of signature of the Amendment. As from the date of signature of the Amendment, the Agreement and this Amendment shall be read and interpreted as a single document.

3.2                              The Parties expressly agree that, with the sole exception of variations expressly made to the provisions of the Agreement, all other provisions of the Agreement remain unchanged and in full force and effect.

3.3                              Any reference to the Agreement shall be understood as a reference to the Agreement as amended by the Amendment.

3.4                              The Amendment shall be governed by and interpreted in accordance with French law.

3.5                              The Parties agree to submit any dispute relating to this Agreement to the exclusive jurisdiction of the Paris Commercial Court, in accordance with the provisions of Article 14 of the Agreement.

In Paris

On June 7th  2019,

/s/ Stanislas Veillet
Service Provider
Represented by Mr Stanislas Veillet

/s/ Stanislas Veillet
Client
Represented by Mr Stanislas Veillet

Schedule 1

SERVICES LIST

Clinical and regulatory development services in the field of human health:

1.                  Consulting on the clinical and regulatory development strategy for the Client’s products;

2.                  Relationship in the name and on behalf of the Client with regulatory agencies, including FDA and EMA;

3.                  Assistance in the management of clinical projects, including interaction with clinical study providers, and representation of the Client at clinical centres in the context of clinical studies on the Client’s products;

4.                  Consulting on the development, drafting and submission of regulatory and clinical dossiers;

5.                  Participation in the Client’s scientific communication with the medical community, including participation in medical congresses, interprofessional meetings, scientific or regulatory workshops; collaborative projects;

6.                  All other activities related to the Client’s clinical and regulatory activities if necessary.

Financial and communication services:

1.                  Represent the Client with shareholders, potential new investors, investment banks, and other stakeholders in the sector;

2.                  Lead, if appropriate, the Client’s IPO on a North American stock exchange, as well as fundraising activities;

3.                  Represent the Client during “roadshows”, and in investor and media relations activities;

4.                  Ensure the financial communication of the Client, supervise communication agencies, and participate in continuous improvement of messages, tools, and communication channels;

5.                  Monitor compliance with North American regulations, and in particular with the SEC, AMF, NASDAQ, Euronext and ESMA ;

6.                  Participate in the development of the Client’s financial and accounting procedures, and in their implementation;

7.                  Supervise the preparation, approval, publication and communication of the Client’s annual and half-yearly corporate and consolidated financial statements;

8.                  All other activities related to the Client’s financial and communication activities if necessary.